EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 2002, pertaining to the financial statements of Stanley E. Order, M.D., P.C., d/b/a Center for Molecular Medicine, included in the Form 10-KSB of Isotope Solutions Group, Inc. for the year ended December 31, 2001, into Isotope Solutions Group, Inc.'s Form S-8 registration statements, filed December 28, 2001 (SEC File No. 333-76070) and September 14, 2001 (SEC File No. 333-69370), respectively.





                                            /s/ Kurcias Jaffee & Company LLP
                                                ---------------------------
                                                KURCIAS JAFFE & COMPANY LLP


New York, New York
March 27, 2002